Q1 2018 SUPPLEMENTAL INFORMATION MAY 1, 2018

©2018 Ameresco, Inc. All rights reserved. 2 Forward Looking Statements Any statements in this presentation about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; our ability to place solar assets into service as planned; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 7, 2018. In addition, the forward-looking statements included in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. Use of Non-GAAP Financial Measures This presentation includes references to adjusted EBITDA, adjusted cash from operations, non-GAAP net income and non-GAAP earnings per share, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section in the Appendix in this presentation titled “Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables in the Appendix to this presentation titled “GAAP to Non- GAAP Reconciliation,” Non-GAAP Financial Guidance” and “Non-GAAP Financial Measures.”

©2018 Ameresco, Inc. All rights reserved. 3 Q1 2018 HIGHLIGHTS $15.8M $7.0M +164% $167.4M +24% Adj. EBITDA Q1 EBITDA driven by greater project revenue and energy assets EBITDA growth EBITDA up 164% y/y Revenue growth Revenue up 24% y/yRevenue Q1 Revenue driven by an increase in projects Net Income

©2018 Ameresco, Inc. All rights reserved. 4 SOURCES OF REVENUE Q1 2018 $19.1M$36.6M$111.7M Projects Energy efficiency and renewable energy projects Recurring Energy & incentive revenue from owned solar and renewable gas assets; plus recurring O&M from projects Other Services, software and integrated PV

©2018 Ameresco, Inc. All rights reserved. ` 71% OF PROFIT CAME FROM RECURRING LINES OF BUSINESS Q1 2018 22% 71% * Adjusted EBITDA percentage amounts exclude unallocated corporate expenses. RECURRING 5 Projects 22% Assets 56% O&M 15% Other 7% $16M Adjusted EBITDA* Projects 67% Assets 13% O&M 9% Other 11% $167M REVENUE

©2018 Ameresco, Inc. All rights reserved. 6 ENERGY ASSET PORTFOLIO – 3/31/2018 210 MWe of Energy Assets. Renewable Gas is 135 MWe, Solar is 75 MW* 90 MWe in development & construction. Renewable Gas is 6 MWe, Solar is 77 MW, Other is 6 MW* * Numbers may not sum due to rounding In Development/ Construction, 90 MWe 7% Solar, 86% 7% Energy Assets, 210 MWe Solar, 36% Renewable Gas, 64% RNG, Other,

©2018 Ameresco, Inc. All rights reserved. 7 ENERGY ASSET BALANCE SHEET – 3/31/2018 * Numbers may not sum due to rounding Total Debt, $245M $66M Energy Debt, $179M Energy Assets, $382M $54M Operating, $328M $54M out of the $382M energy assets on our balance sheet are still in development or construction. $179M out of the $245M of total debt on our balance sheet is debt associated with our energy assets. $177M of the energy debt is non-recourse to Ameresco, Inc. Development/Construction, Corporate,

©2018 Ameresco, Inc. All rights reserved. 8 AMERESCO HAS STRONG MULTI-YEAR VISIBILITY Contracted Project Backlog: 12-36 months to Revenue Awarded Project Backlog: 18-42 months to Revenue $596M $1.3B $850M* $786M O&M Backlog: 14 year weighted average lifetime Operating Energy Assets: 12 year weighted average PPA remaining *Estimated contracted revenue and incentives during PPA period

©2018 Ameresco, Inc. All rights reserved. 9 SUSTAINABLE AND PROFITABLE BUSINESS MODEL EXPANDING EARNINGS AT A FASTER RATE THAN REVENUE BY GROWING HIGHER MARGIN RECURRING LINES OF BUSINESS Guidance reaffirmed August 9, 2017 574 593 631 651 717 783 2013 2014 2015 2016 2017 2018 Guidance Mid Point 30 41 46 56 63 80 2013 2014 2015 2016 2017 2018 Guidance Mid Point Revenue ($M) Adjusted EBITDA ($M) FY 2018 revenue an adjusted EBITDA guidance was reaffirmed and EPS guidance was revised 5/1/2018.

APPENDIX

©2018 Ameresco, Inc. All rights reserved. 11 ENERGY ASSET METRICS MWe $ MWe $ Energy Assets: In Operations 210.2 328,171 171.8 243,293 In Construction 90.0 53,553 95.6 96,637 Total Energy Assets 300.2 $381,724 267.4 $339,930 2018 2017 2018 2017 Energy Assets Performance: Revenues 21,494 15,415 $21,494 $15,415 Adjusted EBITDA 13,750 8,182 $42,705 $35,686 2018 2017 Energy Assets Debt Financing: In Operations $159,524 106,055 In Construction $19,903 28,878 Total Debt Financing $179,427 $134,933 Energy Asset Metrics (in thousands, except megawatt equivalents ("MWe")) As of March 31, Three Months Ended March 31, Three Months Ended March 31, As of March 31, 2018 2017

©2018 Ameresco, Inc. All rights reserved. 12 GAAP TO NON-GAAP RECONCILIATION     2018 2017   (Unaudited) (Unaudited) Adjusted EBITDA:     Net income attributable to common shareholders $6,988 ($644) Impact of redeemable non-controlling interests 516 (1,100) Plus: Income tax provision (2,779) (645) Plus: Other expenses, net 3,544 1,826 Plus: Depreciation and amortization of intangible assets 7,107 6,182 Plus: Stock-based compensation 355 343 Plus: Restructuring and other charges 32 - Adjusted EBITDA $15,763 $5,962 Adjusted EBITDA margin 9.4% 4.4% Non-GAAP net income and EPS: Net income attributable to common shareholders $6,988 ($644) Impact of redeemable non-controlling interests 516 (1,100) Plus: Restructuring and other charges 32 - Plus: Income Tax effect of non-GAAP adjustments (27) - Non-GAAP net income $7,509 ($1,744) Earnings per share: Diluted net income per common share $0.15 ($0.01) Effect of adjustments to net income 0.01 (0.03) Non-GAAP EPS $0.16 ($0.04) Adjusted cash from operations: Cash flows from operating activities ($37,070) ($32,011) Plus: proceeds from Federal ESPC projects 36,581 35,167 Adjusted cash from operations ($489) $3,156 Three Months Ended March 31,

©2018 Ameresco, Inc. All rights reserved. 13 PERFORMANCE BY SEGMENT Small Scale Infrastructure segment has been renamed Non-Solar Distributed Generation “DG” Solar electricity and SREC revenue previously attributed to Small Scale Infrastructure has been reclassified into U.S. Regions Performance by Segment (in thousands): Revenues Adjusted EBITDA March 31, 2018 U.S. Regions $74,690 $7,296 U.S. Federal 47,785 6,740 Canada 8,904 (1,053) Non-Solar DG 18,116 7,898 All Other 17,937 1,299 Unallocated corporate activity (22) (6,417) Total Consolidated $167,411 $15,763 March 31, 2017 U.S. Regions $44,489 ($1,540) U.S. Federal 47,924 6,390 Canada 9,501 218 Non-Solar DG 15,646 5,929 All Other 17,079 1,392 Unallocated corporate activity (29) (6,428) Total Consolidated $134,610 $5,962 Three Months Ended

©2018 Ameresco, Inc. All rights reserved. 14 SEGMENTS BY LINE OF BUSINESS – THREE MONTHS Small Scale Infrastructure segment has been renamed Non-Solar Distributed Generation “DG” Solar electricity and SREC revenue previously attributed to Small Scale Infrastructure has been reclassified into U.S. Regions Segment Revenues by Line of Business for the Three Months Ended March 31 (in thousands): U.S. Regions   U.S. Federal   Canada   Non-Solar DG   All Other   Total Consolidate 2018 Project $65,440 $37,838 $6,936 $899 $570 $111,684 Energy Assets 4,981 769 366 15,114 264 21,494 O&M 3,895 9,178 19 1,996 - 15,089 Integrated-PV - - - - 10,331 10,331 Other Services 374 1,583 107 6,749 8,813 Total Revenues $74,691 $47,785 $8,904 $18,117 $17,914 $167,411 2017 Project $37,767 $37,958 $7,716 $1,118 $886 $85,445 Energy Assets 1,514 434 384 12,799 283 15,414 O&M 4,055 9,161 1,519 14,734 Integrated-PV 8,156 8,156 Other Services 1,153 371 1,401 210 7,726 10,861 Total Revenues $44,489 $47,924 $9,501 $15,645 $17,051 $134,610

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